EXPLANATORY NOTE
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX

As filed with the Securities and Exchange Commission on May 23, 2001
                                                                                                                      Registration No. 333-16413

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3386776 (I.R.S. Employer Identification No.)

21557 Telegraph Road Southfield, Michigan (Address of Principal Executive Offices)	48086-5008 (Zip Code)

Lear Corporation Long-Term Stock Incentive Plan
(Full Title of the Plan)

Joseph F. McCarthy
Vice President, Secretary and General Counsel
21557 Telegraph Road
Southfield, Michigan 48086-5008
(Name and Address of Agent for Service)

(248) 447-1500
(Telephone Number, Including Area Code, of Agent for Service)

EXPLANATORY NOTE

      In February 2001, the Board of Directors of Lear Corporation, a Delaware corporation (the “Registrant”), approved the amendment and restatement of the Lear Corporation Long-Term Stock Incentive Plan (the “Plan”). The Registrant’s stockholders subsequently approved the amendment and restatement of the Plan on May 3, 2001. The purpose of the amendment and restatement of the Plan was, among other things, to increase the number of shares of common stock of the Registrant reserved thereunder from 5,500,000 to 8,690,000, as described in the Definitive Proxy Statement filed by the Registrant on March 23, 2001, and hereby incorporated by reference. The text of the Plan is set forth as Appendix B to the Definitive Proxy Statement.

      This Post-Effective Amendment (this “Amendment”) on Form S-8 amends the Registration Statement on Form S-8 filed on November 19, 1996 (file number 333-16413).

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit
Number	Description

4.1	Lear Corporation Long-Term Stock Incentive Plan, as amended and restated as of May 3, 2001 (Incorporated by reference to Appendix B to the Definitive Proxy Statement filed by the Registrant on March 23, 2001).

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 23rd day of May, 2001.

LEAR CORPORATION

By: /s/ Robert E. Rossiter Robert E. Rossiter President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth L. Way* Kenneth L. Way	Chairman of the Board	May 23, 2001

/s/ Robert E. Rossiter Robert E. Rossiter	President and Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2001

/s/ James H. Vandenberghe James H. Vandenberghe	Vice Chairman	May 23, 2001

/s/ Donald J. Stebbins Donald J. Stebbins	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 23, 2001

/s/ David C. Wajsgras David C. Wajsgras	Vice President and Corporate Controller	May 23, 2001

David Bing	Director

/s/ Larry W. McCurdy* Larry W. McCurdy	Director	May 23, 2001

Irma B. Elder	Director

Roy E. Parrott	Director

/s/ Robert W. Shower* Robert W. Shower	Director	May 23, 2001

/s/ David P. Spalding* David P. Spalding	Director	May 23, 2001

/s/ James A. Stern* James A. Stern	Director	May 23, 2001

*Signed by James H. Vandenberghe, Attorney-
in-Fact, pursuant to Power of Attorney filed
with this Registration Statement No. 333-
16413.

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Lear Corporation Long-Term Stock Incentive Plan, as amended and restated as of May 3, 2001 (Incorporated by reference to Appendix B to the Definitive Proxy Statement filed by the Registrant on March 23, 2001).